SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012 (February 14, 2012)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)

Compensatory Arrangements of Certain Officers

J. Justin Hutchens.

The Compensation Committee approved the payment of a bonus of $675,000 to Mr. Hutchens based on his incentive performance plan for 2011.  This bonus consisted of $325,000 FFO bonus and $325,000 Dividend bonus as provided in his employment agreement, plus an additional $25,000 granted at the discretion of the Compensation Committee.  The Compensation Committee granted Mr. Hutchens a stock option to purchase 100,000 shares of the Company’s common stock with a price based on the closing price of the Company’s common stock on February 21, 2012 with a five year term.  The options are fully vested on the date of grant.

The Compensation Committee approved a base salary for Mr. Hutchens for 2012 of $400,000.  Finally, the Compensation Committee approved an incentive compensation plan for Mr. Hutchens for 2012.  Mr. Hutchens elected to accept the Cash Performance Incentive Plan of his employment agreement beginning in 2010, which provides an FFO Bonus based on the Company’s recurring FFO as defined in the Agreement and a Dividend Bonus based on the Company’s recurring dividends as defined in the Agreement.  For 2012, the potential FFO Bonus is $375,000, provided the recurring FFO goal of $3.03 is met and the minimum Dividend Bonus is $375,000, provided the recurring dividend goal of $2.60 is met.

Other Executive Officers

In connection with the Company’s 2011 performance, on February 14, 2012, the Compensation Committee approved bonuses and granted stock options to other executive officers.  The options will be priced based on the closing price of the Company’s common stock on February 21, 2012 and have a five year term.  The options vested 1/3 on the date of grant and 1/3 on each of first and second anniversary of the date of grant.  The Compensation Committee also approved base salaries for 2012 for the other executive officers

Named Executive Officer

     Option Grant

  2011 Bonus

       2012 Base Salary

Roger Hopkins

  50,000

    $110,000

$262,500

Kristin S. Gaines

  50,000

    $145,000

$142,000

The Compensation Committee also approved incentive plans for 2012.  Mr. Hopkins’ incentive plan for 2012 provides for a bonus potential of up to $125,000 based on achieving certain goals related to timing of SEC filings and successfully contributing to the achievement of recurring FFO and dividend payout amounts.  Ms. Gaines’ incentive plan for 2012 provides for a bonus potential of up to $175,000 based on achieving goals related to new transactions, compliance analysis and contributing to the achievement of recurring FFO and dividend payout goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:

  /s/ Roger Hopkins

Name:    Roger Hopkins

Title:      Principal Accounting Officer

Date:

February 17, 2012